UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934 (Amendment No.   )

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Yerbaé Brands Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2025

YERBAÉ BRANDS CORP.

(Exact name of registrant as specified in charter)

British Columbia, Canada	000-56654	85-2611392
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

18801 N Thompson Peak Pkwy, Suite 380
Scottsdale, AZ 85255
(Address of principal executive offices)

480.471.8391

(Registrant’s telephone number, including area code)

N/A

(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Arrangement Agreement

On January 7, 2025, Yerbaé Brands Corp. (“Yerbaé”), a corporation organized under the laws of the Province of British Columbia, entered into a definitive Arrangement Agreement (the “Arrangement Agreement”) with Safety Shot, Inc., a Delaware corporation (“Safety Shot”), pursuant to which, among other things, Safety Shot will acquire all of the issued and outstanding common shares of Yerbaé (the “Arrangement”). The Arrangement will be implemented by way of a plan of arrangement (the “Plan of Arrangement”) in accordance with the Business Corporations Act (British Columbia) and is subject to approval by the Supreme Court of British Columbia (the “Court”), the stockholders of Safety Shot and the shareholders of Yerbaé, and subject to other customary closing conditions for a transaction of this nature and size.

Consideration

On the terms and subject to the conditions of the Arrangement Agreement and the Plan of Arrangement, at the effective time of the Arrangement (the “Effective Time”) all of the common shares of Yerbaé then issued and outstanding immediately prior to the Effective Time (including the common shares of Yerbaé to be issued on the settlement of all of the performance share units and restricted share units of Yerbaé, which will be settled immediately prior to the Effective Time) will be acquired by Safety Shot in consideration for an aggregate of 20,000,000 shares of common stock of Safety Shot (collectively, the “Consideration Shares). Each option (each a “Replaced Option”) to purchase common shares of Yerbaé outstanding immediately prior to the Effective Time (whether or not vested) will be deemed to be exchanged for an option (“Replacement Option”) entitling the holder to purchase shares of common stock of Safety Shot. The number of shares of common stock of the Company underlying each Replacement Option will equal the number of common shares of Yerbaé underlying the corresponding Replaced Option multiplied by the exchange ratio. The exercise price of each Replacement Option will equal the exercise price of the corresponding Replaced Option divided by the exchange ratio and each Replacement Option will be fully vested. In accordance with the respective terms of Yerbaé’s outstanding warrants and debentures, the terms of each warrant and debenture of Yerbaé will entitle the holder thereof to receive, upon exercise or conversion, as applicable, in substitution for the number of Yerbaé common shares subject to such warrant or debenture, such number of shares of Safety Shot common stock multiplied by the exchange ratio. In addition, if the Arrangement is consummated, Safety Shot will pay up to $500,000 of Yerbaé’s transaction expenses.

Representations and Warranties; Covenants

Pursuant to the Arrangement Agreement, each of Yerbaé and Safety Shot made customary representations and warranties for transactions of this type. All of the representations and warranties of Yerbaé and Safety Shot will expire and be terminated at the Effective Time. Each of Yerbaé and Safety Shot have also agreed to be bound by certain covenants that are customary for transactions of this type, including obligations of the parties during the period between the date of the execution of the Arrangement Agreement and the Effective Time (the “Interim Period”) to, in all material respects, conduct their respective businesses in the ordinary course consistent with past practice, and to refrain from taking certain specified actions without the prior written consent of the other party, in each case, subject to certain exceptions and qualifications. The covenants and agreements of Yerbaé and Safety Shot that by their terms are to be performed at or after the Effective Time shall, in each case, survive until fully performed.

Closing Conditions

The respective obligations of each party to consummate the Arrangement are subject to the satisfaction or waiver of certain customary mutual closing conditions, including (i) the issuance of the interim and final orders by the Court with respect to the Arrangement; (ii) the adoption by the requisite Yerbaé shareholders of a resolution approving the Arrangement (the “Yerbaé Shareholder Approval”); (iii) the approval by the requisite Safety Shot stockholders of the issuance of the Consideration Shares and an amended and restated equity incentive plan reserving a number of shares of Safety Shot common stock equal to no less than 10% of the fully diluted shares of Safety Shot common stock issued and outstanding immediately following the Effective Time (the “Safety Shot Stockholder Approval”); (iv) the absence of any law or order prohibiting, rendering illegal or permanently enjoining the consummation of the Arrangement; (v) the obtainment of any regulatory approvals required in connection with the Plan of Arrangement, except for such approvals the failure of which to obtain would not reasonably be expected to have a material adverse effect on the parties or would not materially impede or delay the completion of the Arrangement; (vi) the approval by the TSX Venture Exchange; (vii) the approval of the listing of the Consideration Shares by Nasdaq; (viii) the exemption of the issuance of the Consideration Shares from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(10) thereof; (ix) that the representations of the other party in the Arrangement Agreement are true and correct as of the date of the Arrangement Agreement and the Effective Time (subject to certain materiality qualifiers) and (x) that the other party will have complied in all material respects with its covenants in the Arrangement Agreement.

The obligation of Yerbaé to consummate the Arrangement is conditioned upon: (i) Safety Shot appointing Todd Gibson to the board of directors of Safety Shot as of the Effective Time; and (ii) that there will not have occurred during the Interim Period any material adverse effect with respect to Safety Shot.

Additionally, the obligation of Safety Shot to consummate the Arrangement is subject to the satisfaction or waiver of the following conditions, among others: (i) that there will not have occurred during the Interim Period any material adverse effect with respect to Yerbaé; (ii) that Safety Shot shall have received Support Agreements (as defined below) from certain shareholders of Yerbaé representing not less than 40.1% of the issued and outstanding common shares of Yerbaé (collectively, the “Supporting Yerbaé Shareholders”) no later than 30 days following the date of the Arrangement Agreement (and such shareholders shall not have breached their obligations or covenants thereunder in any material respect as of the Effective Time); and (iii) that the Yerbaé shareholders shall have not validly exercised and not withdrawn dissent rights with respect to more than 5% of the common shares of Yerbaé then outstanding.

Termination

The Arrangement Agreement may be terminated prior to the Effective Time, including, among others, (i) by the mutual written consent of both parties; (ii) by either party if the Yerbaé Shareholder Approval or Safety Shot Stockholder Approval are not obtained at the applicable securityholder meeting; (iii) by either party if the Effective Time shall not have occurred prior to July 7, 2025, unless such party’s failure to fulfill any of its obligations has been the cause of, or resulted in, the failure of the Effective Time to occur by such date; (iv) by either party if the closing conditions for such party’s benefit have failed to be satisfied or waived by the date required for performance thereof and, if capable of cure and not the result of a willful breach, the other party has not cured such failure within 10 days of its receipt of notice thereof; (v) by either party if the other party has breached certain representations, warranties or covenants, subject to certain materiality and other qualifications (a “Termination for Breach”); and (vi) by either party if there has occurred a material adverse effect with respect to the other party that is incapable of cure.

Yerbaé has additional termination rights if (i) prior to the receipt of the Yerbaé Shareholder Approval, the board of directors of Yerbaé authorizes Yerbaé to enter into a definitive written agreement with respect to a superior proposal, Yerbaé is otherwise in compliance with its non-solicit obligations under the Arrangement Agreement and Yerbaé pays Safety Shot a termination fee of $1,750,000 plus up to $250,000 of Safety Shot’s transaction expenses (the “Termination Fee”); or (ii) the board of directors of Safety Shot, among other things, withdraws or changes its recommendation with respect to Safety Shot Stockholder Approval, in which case Safety Shot will be obligated to pay to Yerbaé a fee of $500,000 plus up to $250,000 of transaction expenses (the “Expense Reimbursement Fee”). Safety Shot has additional termination rights if (i) Yerbaé breaches its non-solicit obligations under the Arrangement Agreement or (ii) the board of directors of Yerbaé, among other things, withdraws or changes its recommendation with respect to the Yerbaé Shareholder Approval, and, in each case, such termination would result in Yerbaé being obligated to pay the Termination Fee to Safety Shot. If either party effects a Termination for Breach, such party will owe the non-terminating party the Expense Reimbursement Fee.

The foregoing description of the Arrangement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Arrangement Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Arrangement Agreement provides investors with information regarding its terms and is not intended to provide any other factual information about the parties. In particular, the assertions embodied in the representations and warranties contained in the Arrangement Agreement were made as of the execution date of the Arrangement Agreement only and are qualified by information in confidential disclosure schedules provided by the parties in connection with the signing of the Arrangement Agreement. These disclosure schedules contain information that modifies, qualifies, and creates exceptions to the representations and warranties set forth in the Arrangement Agreement. Moreover, certain representations and warranties in the Arrangement Agreement may have been used for the purpose of allocating risk between the parties rather than establishing matters of fact. Accordingly, you should not rely on the representations and warranties in the Arrangement Agreement as characterizations of the actual statements of fact about the parties. Any terms not defined herein shall have the same meaning attributed to them in the Arrangement Agreement.

Fairness Opinion

Yerbaé has obtained an independent fairness opinion from Evans & Evans, Inc. (“Evans & Evans”) dated December 30, 2024, which states that in the opinion of Evans & Evans, the consideration being offered to the shareholders of Yerbaé is fair, from a financial point of view, to the Yerbaé shareholders.

Support Agreements

In connection with entry into the Arrangement Agreement, Safety Shot will, within 30 days of the execution of the Arrangement Agreement, enter into support agreements (each, a “Support Agreement”) with Supporting Yerbaé Shareholders. Pursuant to the Support Agreements, each Supporting Yerbaé Shareholder will agree, among other things, to vote its respective shares in favor of the Yerbaé Shareholder Approval.

Item 7.01 Regulation FD Disclosure

On January 8, 2025, Yerbaé issued a press release in connection with the Arrangement Agreement, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

In connection with the announcement of the Arrangement Agreement, Yerbaé and Safety Shot intend to provide supplemental information regarding the proposed transaction in presentations to analysts and investors. The slides that will be available in connection with the presentations are attached hereto as Exhibit 99.2 and are incorporated by reference herein.

The information provided under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.2, is being furnished and is not deemed to be “filed” with the SEC for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section and is not incorporated by reference into any filing of Yerbaé under the Securities Act or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Current Report on Form 8-K in such a filing. Yerbaé does not incorporate by reference to this Current Report on Form 8-K information presented at any website referenced in this report or in any of the Exhibits attached hereto.

Item 8.01 Other Events

In connection with the Arrangement and the transactions contemplated by the Arrangement Agreement, Yerbaé is filing information for the purpose of supplementing and updating the risk factor disclosure contained under the heading “Item 1A. Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the SEC on November 14, 2024. The updated disclosures are set forth under “Risk Factors — Risks Related to the Arrangement” and “Risk Factors - Risks Related to the Business of Yerbaé” that are respectively filed herewith as Exhibit 99.3 and Exhibit 99.4 and are incorporated herein by reference.

Additional Information and Where to Find It

In connection with the proposed transaction, Yerbaé and Safety Shot plan to file or cause to be filed relevant materials with the United States Securities and Exchange Commission (“SEC”) and applicable Canadian Securities Commissions (the “Commissions”), including a joint proxy statement and other relevant documents relating to the proposed transaction. This communication is not a substitute for the joint proxy statement or any other document that Yerbaé or Safety Shot may file with the SEC, the Commissions, or send to their security holders in connection with the transaction. The description of the Arrangement Agreement and Support Agreements above do not purport to be complete and are qualified in their entirety by reference to such agreements as filed with this Current Report on Form 8-K. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF YERBAE AND SAFETY SHOT ARE URGED TO READ THESE MATERIALS, INCLUDING THE JOINT PROXY STATEMENT, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT YERBAÉ, SAFETY SHOT, THE PROPOSED TRANSACTION, AND RELATED MATTERS. The joint proxy statement and other relevant materials (when they become available), and any other documents filed by Safety Shot and/or Yerbaé with the SEC, may be obtained free of charge at the SEC website at www.sec.gov or at the Commissions’ website at www.sedarplus.ca. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Yerbaé by directing a written request to: Yerbaé Brands Corp., 18801 N. Thompson Peak Parkway, Suite D-380, Scottsdale, Arizona, 85255, United States of America. Investors and security holders are urged to read the joint proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

Participants in the Solicitation

Yerbaé and Safety Shot and their respective directors and executive officers may be deemed participants in the solicitation of proxies in connection with the transaction. Holders of Yerbaé shares and other interested persons may obtain, without charge, more detailed information (i) regarding Yerbaé’s directors and executive officers in Yerbaé’s Form 10 filed with the SEC on July 19, 2024 and other relevant materials filed with the SEC and the Commissions when they become available; and (ii) regarding the directors and executive officers of Safety Shot in Safety Shot’s Annual Report on Form 10-K filed with the SEC on April 1, 2024, its definitive proxy statement on Schedule 14A relating to its 2024 Annual Meeting of Stockholders filed with the SEC on June 24, 2024 and other relevant materials filed with the SEC when they become available. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies in connection with the transaction will be set forth in the joint proxy statement for the transaction when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the transaction will be included in the joint proxy statement that Yerbaé and Safety Shot intend to file with the SEC and the Commissions.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such other jurisdiction.

Forward-Looking Statements

This Current Report on Form 8-K and the exhibits filed herewith contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical facts contained in this report or the exhibits filed herewith, including statements regarding the Arrangement and closing thereof, Yerbaé’s or Safety Shot’s future results of operations and financial position, Yerbaé’s and Safety Shot’s business strategy, prospective costs, timing and likelihood of success, plans and objectives of management for future operations, future results of current and anticipated operations of Yerbaé and Safety Shot, and the expected value of the combined company after the transaction, are forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, but not limited to, the following risks relating to the proposed transaction: the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the price of Safety Shot’s securities; the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive Arrangement Agreement; the inability to complete the transactions contemplated by the Arrangement Agreement, including due to failure to obtain approval of the stockholders of Yerbaé or Safety Shot or other conditions to closing in the Arrangement Agreement; the inability to obtain or maintain the listing of Safety Shot’s common stock on Nasdaq following the transaction; the risk that the transaction disrupts current plans and operations of Safety Shot as a result of the announcement and consummation of the transaction; the ability to recognize the anticipated benefits of the transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth economically and hire and retain key employees; costs related to the transaction; changes in applicable laws or regulations; the possibility that Yerbaé or Safety Shot may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties to be identified in the joint proxy statement (when available) relating to the transaction, including those under “Risk Factors” therein, and in other filings with the SEC made by Yerbaé or Safety Shot. Moreover, Yerbaé and Safety Shot operate in very competitive and rapidly changing environments. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond Yerbaé’s and Safety Shot’s control, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements speak only as of the date they are made. None of Yerbaé or Safety Shot gives any assurance that either Yerbaé or Safety Shot will achieve its expectations. Readers are cautioned not to put undue reliance on forward-looking statements, and except as required by law, Yerbaé and Safety Shot assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Exhibits 9.01 Financial Statements and Exhibits

Exhibit No.	Description
2.1*	Arrangement Agreement dated January 7, 2025

99.1	Press Release

99.2	Investor Presentation

99.3	Risk Factors — Risks Related to the Arrangement

99.4	Risk Factors — Risks Related to the Business of Yerbaé

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

*	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). Yerbaé agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YERBAÉ BRANDS CORP.

Dated: January 8, 2025	By	/s/Todd Gibson
Todd Gibson, Chief Executive Officer